   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 17, 1999
                                                      REGISTRATION NO. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------
                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           The Securities Act of 1933

                                  SAFEWAY INC.

             (Exact name of registrant as specified in its charter)

          DELAWARE                   5918 Stoneridge Mall Road                94-3019135
(State or other jurisdiction        Pleasanton, California 94588           (I.R.S. Employer
     of incorporation or          (Address of principal executive       Identification Number)
        organization)                      offices) (Zip)

                              --------------------

                                  SAFEWAY INC.
                            1999 AMENDED AND RESTATED
                            EQUITY PARTICIPATION PLAN
                            (Full title of the plan)

                              --------------------

                              Michael C. Ross, Esq.

              Senior Vice President, Secretary And General Counsel

                                  SAFEWAY INC.
                            5918 Stoneridge Mall Road
                          Pleasanton, California 94588
                                 (925) 467-3000

 (Name, address and telephone number, including area code, of agent for service)

                                   Copies to:

                              Scott R. Haber, Esq.
                                Latham & Watkins
                        505 Montgomery Street, Suite 1900
                         San Francisco, California 94111
                                 (415) 391-0600

                              --------------------


                         Calculation of Registration Fee

=================================================================================================
                                                                Proposed
                                             Proposed            Maximum
Title of                   Amount             Maximum           Aggregate          Amount of
Securities to               to be         Offering Price        Offering         Registration
be Registered            Registered        Per Share (1)        Price (1)           Fee(1)
=================================================================================================
Common Stock,             5,600,000             N/A          $272,472,429.89      $75,747.34
$0.01 par value
=================================================================================================

(1) Estimated for the purpose of calculating the registration fee (i) pursuant to Rule 457(h) on the basis of the aggregate price ($148,291,650.06) at which outstanding options to purchase an aggregate of 2,739,107 shares may be exercised, and (ii) pursuant to Rule 457(c) for the remaining 2,860,893 shares registered hereunder (the average ($43.4063) of the high ($44.6875) and low ($42.125) prices for the
        Company's Common Stock quoted on the New York Stock Exchange on September 13, 1999).

                                EXPLANATORY NOTE

               In this registration statement, Safeway Inc. is sometimes referred to as "we," "us" or "our."

               We have adopted the 1999 Amended and Restated Equity Participation Plan of Safeway Inc. (the "1999 Equity Plan") which amended and restated our 1994 Amended and Restated Stock Option and Incentive Plan for Key Employees of Safeway Inc., Stock Option Plan for Consultants of Safeway Inc. and Outside Director Equity Purchase Plan, each as amended from time to time (collectively, the "Prior Plans"). We previously filed the following registration statements with respect to the Prior Plans:

               o Form S-8 filed with the Commission on September 11, 1990 (Commission file number 33-36753) with respect to the Outside Director Equity Purchase Plan.

               o Forms S-3 and S-8 filed with the Commission on August 12, 1991 (Commission file number 33-42232) with respect to the 1994 Amended and Restated Stock Option and Incentive Plan for Key Employees of Safeway Inc.

               o Form S-8 filed with the Commission on June 26, 1992 (Commission file number 33-48884) with respect to the 1994 Amended and Restated Stock Option and Incentive Plan for Key Employees of Safeway Inc.

               o Form S-8 filed with the Commission on November 22, 1993 (Commission file number 33-51119) with respect to the Stock Option Plan for Consultants of Safeway Inc.

               o Form S-8 filed with the Commission on October 30, 1995 (Commission file number 33-63803) with respect to the 1994 Amended and Restated Stock Option and Incentive Plan for Key Employees of Safeway Inc.

               Giving effect to increases under the Prior Plans as a result of two two-for-one stock splits, we previously registered a total of 98,000,000 shares of our common stock reserved for issuance from time to time under the Prior Plans. Of the 98,000,000 shares, we transferred 18,400,000 shares from the prior registration statements to this registration statement and those shares are issuable under the 1999 Equity Plan. Concurrently with the filing of this registration statement, we amended each of the prior registration statements to effect that transfer of shares. By this registration statement and post-effective amendments amending each of the prior registration statements, the transferred shares are now reserved for issuance under the 1999 Equity Plan. Under this registration statement, we are registering an additional 5,600,000 shares of the common stock, bringing the total number of shares registered under this registration statement, and issuable under the 1999 Equity Plan, to 24,000,000.

               The contents of the prior registration statements, each as amended by post-effective amendments, are incorporated herein by reference except for the items that are set forth below. Pursuant to Instruction E to Form S-8, the relevant opinions and consents are hereby provided, we have paid the additional filing fee required in respect of the additional 5,600,000 shares, and this registration statement contains such information required by Form S-8 that is not otherwise included in the prior registration statements.

                                     PART I.
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

               This Registration Statement on Form S-8 covers 24,000,000 shares of our common stock, par value $0.01 per share, reserved for issuance under the 1999 Equity Plan, adopted effective as of May 11, 1999. Of the 24,000,000 shares being registered under this registration statement, we have transferred 18,400,000 shares from our prior registration statements and are registering 5,600,000 additional shares under this registration statement.

               The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

               We incorporate by reference the following documents we filed with the Commission pursuant to Section 13 of the Exchange Act (Commission file number 1-41):

               o Annual Report on Form 10-K for the fiscal year ended January 2, 1999;

               o Quarterly Report on Form 10-Q for the period ended March 27, 1999;

               o Quarterly Report on Form 10-Q for the period ended June 19, 1999;

               o Current Reports on Form 8-K dated February 11, 1999, February 23, 1999, April 23, 1999 and August 4, 1999;

               o Description of our common stock contained in our registration statement on Form 8-A filed with the Commission on February 20, 1990, including the amendment on Form 8 dated March 26, 1990; and

               o All documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the offering the common stock thereby is completed (other than those portions of such documents described in paragraphs (i), (k), and (l) of Item 402 of Regulation S-K promulgated by the Commission).

               Information that we file later with the Commission will automatically update and supersede this information.

ITEM 4.  DESCRIPTION OF SECURITIES.

               Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Certain legal matters in connection with the common stock that we are offering are being passed upon by Michael C. Ross, Esq., our General Counsel. Mr. Ross is also our Senior Vice President and the Secretary. Mr. Ross holds common stock and options to purchase common stock which in the aggregate constitute less than 1% of our common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               As permitted by the Delaware General Corporation Law, the Company's Restated Certificate of Incorporation provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for breach of the duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (governing distributions to stockholders), or (iv) for any transaction for which a director derives an improper personal benefit. In addition, Section 145 of the Delaware General Corporation law and
Article III,

Section 13 of the Company's bylaws, under certain circumstances, provide for the indemnification of the Company's officers, directors, employees and agents against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but that description is qualified in its entirety by reference to Article III,
Section 13 of the Company's bylaws.

               In general, any officer, director, employee or agent will be indemnified against expenses, including attorney's fees, fines, settlements or judgments, which were actually and reasonably incurred, in connection with a legal proceeding, other than one brought by or on behalf of the Company, to which he was a party as a result of such relationship, if he acted in good faith, and in the manner he believed to be in or not opposed to the Company's best interest and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. If the action is brought by or on behalf of the Company, the person to be indemnified must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the Company's best interest, but no indemnification will be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of Delaware, or the court in which such action was brought, determines upon application that, despite adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which such Court of Chancery or such other court shall deem proper.

               Any indemnification under the previous paragraphs (unless ordered by a court) will be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper under the circumstances because he has met the applicable standard of conduct set forth above. Such determination will be made (i) by the Company's board of directors by a majority vote of a quorum of disinterested directors who were not parties to such actions, (ii) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent that a director, officer, employee or agent of the Company is successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the previous paragraph, he will be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

               Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the Company as authorized by the Company's bylaws. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Company's board of directors deems appropriate.

               The indemnification and advancement of expenses provided by, or granted pursuant to, Section 13 of the Company's bylaws is not deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. If a claim for indemnification or payment of expenses under Section 13 of the Company's bylaws is not paid in full within ninety (90) days after a written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Company has the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

               The Company's board of directors may authorize, by a vote of a majority of a quorum of the Company's board of directors, the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of Section 13 of the Company's bylaws. The Company's board of directors may authorize the Company to enter into a contract with any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise providing for indemnification rights equivalent to or, if the Company's board of directors so determines, greater than those provided for in Section 13 of the Company's bylaws.

               The Company has also purchased insurance for its directors and officers for certain losses arising from claims or charges made against them in their capacities as directors and officers of the Company.

 ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

               Not Applicable.

ITEM 8.  EXHIBITS.

   4.1 1999 Amended and Restated Equity Participation Plan. (Incorporated by reference to Exhibit 10.1 to the Registrant's Registration Statement No. 1-41 on Form 10-Q for the period ended June 19, 1999).

   4.2 Forms of 1999 Equity Participation Plan Stock Option and Purchase Agreement for use for (i) Employees, (ii) Directors (initial grants),
          (iii) Directors (annual grants) and (v) Consultants.

   5.1 Opinion of Michael C. Ross, Esq., General Counsel, as to the legality of the Common 23.1 Stock being registered.

  23.1    Consent of Michael C. Ross, Esq.  (Incorporated in Exhibit 5.1).

  23.2    Consent of Deloitte & Touche LLP.

  24 Power of Attorney. (Incorporated by reference in the signature page to the Registration Statement).

---------------


ITEM 9.  UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
        Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California on this 17th day of September 1999.

                                  SAFEWAY INC.

                                            By: /s/ MICHAEL C. ROSS
                                                --------------------------------
                                                Michael C. Ross

                                                Senior Vice President, Secretary
                                                and General Counsel

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 17, 1999.

                Signature                                             Title
                ---------                                             -----
                                                 Chairman, President and Chief Executive
/s/ Steven A. Burd                               Officer
------------------------------------------       (Principal Executive Officer)
Steven A. Burd

                                                 Executive Vice President, Chief Financial
/s/ David G. Weed                                Officer
------------------------------------------       (Principal Financial Officer and Principal
David G. Weed                                    Accounting Officer)


/s/ James H. Greene, Jr.                         Director
------------------------------------------
James H. Greene, Jr.


/s/ Paul Hazen                                   Director
------------------------------------------
Paul Hazen


/s/ Henry R. Kravis                              Director
------------------------------------------
Henry R. Kravis


/s/ Robert I. MacDonnell                         Director
------------------------------------------
Robert I. MacDonnell


/s/ Peter A. Magowan                             Director
------------------------------------------
Peter A. Magowan


/s/ George R. Roberts                            Director
------------------------------------------
George R. Roberts


/s/ Rebecca A. Stirn                             Director
------------------------------------------
Rebecca A. Stirn


/s/ William Y. Tauscher                          Director
------------------------------------------
William Y. Tauscher

                                INDEX TO EXHIBITS

 Exhibit
 -------
   4.1    1999 Amended and Restated Equity Participation Plan. (Incorporated by
          reference to Exhibit 10.1 to the Registrant's Registration Statement
          No. 1-41 on Form 10-Q for the period ended June 19, 1999).

   4.2    Forms of 1999 Equity Participation Plan Stock Option and Purchase
          Agreement for use for (i) Employees, (ii) Directors (initial grants),
          (iii) Directors (annual grants) and (iv) Consultants.

   5.1 Opinion of Michael C. Ross, Esq., General Counsel, as to the legality of the 23.1 Common Stock being registered.

  23.1    Consent of Michael C. Ross, Esq.  (Incorporated in Exhibit 5.1).

  23.2    Consent of Deloitte & Touche LLP.

  24 Power of Attorney. (Incorporated by reference in the signature page to the Registration Statement).